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                                                                    Exhibit 23.1

                      [PETERSON SULLIVAN PLLC LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement, relating to 2,925,018 shares of common stock, of Interactive Objects, Inc. on Form SB-2 of our report dated March 4, 1998 (except for Note 7, the date of which is July 31, 1998, and for Note 2, the date of which is February 8, 1999), appearing in the Prospectus which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Peterson Sullivan P.L.L.C.

Seattle, Washington
February 10, 1999